UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Main St., Suite 3100, Fort Worth, TX 76102	40507
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (817) 820-7080

__________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

As disclosed in a current report on Form 8-K filed on January 6, 2012, VHGI Coal, Inc., a Delaware corporation (“VHGI Coal”), which is a wholly owned subsidiary of VHGI Holdings, Inc. (the “Company”), entered into a Stock Purchase Agreement dated December 29, 2011 (as subsequently amended on February 1, 2012, the “Stock Purchase Agreement”) with Lily Group, Inc., an Indiana corporation (“Lily”) and Paul R. Risinger (“Seller”), the sole stockholder of Lily, pursuant to which VHGI Coal agreed to purchase from Seller all outstanding shares of Lily’s common stock.  The transactions contemplated by the Stock Purchase Agreement closed on February 16, 2012.

As a condition of closing of the Stock Purchase Agreement, Lily was required to pay off and refinance certain debt.  In order to do so, contemporaneously with the closing of the stock purchase, Lily entered into a Note Purchase Agreement, pursuant to which Lily issued a 12% secured promissory note in the original principal amount of $13,000,000, which is (i) secured by certain real property and mineral interests pursuant to a Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing and (ii) guaranteed by the Company, VHGI Coal, and two additional subsidiaries of the Company—VHGI Energy LLC, a Nevada limited liability company, and VHGI Gold LLC, a Nevada limited liability company.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	First Amendment to Stock Purchase Agreement, dated February 1, 2012

10.2	Note Purchase Agreement dated February 16, 2012

10.3	Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing, dated February 16, 2012

10.4	Promissory Note, dated February 16, 2012

10.5	Guaranty Agreement dated February 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	February 22, 2012
By:		/s/ Scott A. Haire
Name:		Scott A. Haire
Title:		Chief Executive Officer